Exhibit 14


                            FIDELITY FEDERAL BANCOROP
                                 (the "Company")

                                 CODE OF ETHICS
                                       FOR
                            SENIOR FINANCIAL OFFICERS


General Philosophy

This Code of Ethics for Senior Financial Officers shall apply to the Company's Chief Executive Officer, principal financial officer, controller and principal accounting officer and any other person serving in a similar capacity ("Senior Financial Officers"). The honesty, integrity and sound judgment of Senior Financial Officers is fundamental to the reputation and success of our Company. The purpose of this Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company's financial records and the preparation of financial statements filed with the Securities and Exchange Commission. This Code of Ethics supplements the Code of Ethics applicable to all of the Company's employees.

Senior Financial Officers' Code of Ethics

To the best of their knowledge and ability, Senior Financial Officers of our Company must at all times:

o Act with integrity and engage in honest and ethical conduct, avoiding actual or apparent conflicts of interest in personal and professional relationships.

o Act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated.

o Provide information that is accurate, complete, fair, relevant, timely and understandable to directors, officers and employees of our Company who need to know such information.

o Provide accurate, complete, fair, relevant, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators, and in other public communications made by the Company.

o Comply with all applicable laws, rules and regulations of federal, state, and local governments (both United States and foreign) and other appropriate government regulatory agencies or authorities.

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o        Assure responsible use of and control of all financial assets, resources and information of our Company.

o Maintain the confidentiality of all non-public information about the Company acquired in the course of employment and prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process.

o Avoid actual or apparent conflicts of interest between personal and professional relationships and disclose to the Chief Executive Officer and to the Chairman of the Audit Committee any material transaction or relationship that reasonably could give rise to such a conflict.

o        Maintain the skills necessary and relevant to the Company's needs.

o        Proactively promote ethical and honest behavior within the Company.

o Promptly report any violation of this Code of Ethics to the Chief Executive Officer of the Company and to the Chairman of the Audit Committee of the Board of Directors.

o Not unduly or fraudulently influence, coerce, manipulate or mislead the Company's independent public auditor for the purpose of rendering the financial statements misleading.

You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or the Company.

If you have any questions regarding the best course of action in a particular situation, you should promptly contact the Chief Executive Officer or the Chairman of the Audit Committee. You may choose to remain anonymous in reporting any possible violation of this Code of Ethics.



January 21, 2004




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Your Personal Commitment to the Company's Code of Ethics for Senior Financial
Officers

I acknowledge that I have received and read the Company's Code of Ethics for Senior Financial Officers, dated January 21, 2004, and understand my obligations as an employee to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute a contract of employment.

Please sign here:                                     Date:
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Please print your name:
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This signed and completed form must be returned to the Chairperson of the Audit
Committee.









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